EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation of our reports dated September 27, 1996 included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No. 2-79977, File No. 2-79978, File No. 33-5903 and File No. 33-49676.






          Arthur Andersen LLP



          Chicago, Illinois,
          November 27, 1996